Exhibit 23
Consent Of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-64040 of Northwest Bancorp, Inc. on Form S-8 of our report dated June 29, 2010, appearing in this Annual Report on Form 11-K of the Northwest Retirement Savings Plan for the year ended December 31, 2009.
/s/ Parente Beard LLC
Pittsburgh, Pennsylvania
June 29, 2010